                                                                     EXHIBIT 12


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SHARON NITKA as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign NURESCELL INC.'S Form 10-KSB report for the year ended March 31, 2000 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person and hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                      TITLE                                               DATE

/s/ WILLIAM A. WILSON          President and Chairman of the Board                 July 5, 2000
---------------------
William A. Wilson

/s/ SHELBY T. BREWER           Director                                            July 5, 2000
--------------------
Shelby T. Brewer

/s/ JOHN R. LONGENECKER        Director and Vice President - Operations            July 5, 2000
-----------------------
John R. Longenecker

/s/ ADRIAN A. JOSEPH           Chief Executive Officer                             July 5, 2000
--------------------
Adrian A. Joseph

/s/ ROBERT MERRIMAN            Director                                            July 5, 2000
-------------------
Robert Merriman
